UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 12, 2007

Xenomics, Inc.

(Exact name of registrant as specified in its charter)

Florida	04-3721895
(State or other jurisdiction	IRS Employer
of incorporation or organization)	Identification No.)

420 Lexington Avenue, Suite 1701
New York, New York 10170
(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 297-0808

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The information required to be disclosed in this Item 1.01 is incorporated herein by reference from Item 3.02.

Item 3.02	Unregistered Sales of Equity Securities.

On October 12, 2007, Xenomics, Inc. (the “Company”) closed a private placement of 1,400,000 shares of common stock to an overseas institutional investor for aggregate gross proceeds of $700,000 pursuant to a Securities Purchase Agreement dated as of October 12, 2007 (the “SPA”). The Company issued a five year warrant to purchase 100,000 shares of common stock at $0.50 per share to a selling agent.

In connection with the offer and sale of securities to the investor, the Company relied on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Regulation D promulgated thereunder.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits.

	4.1	Form of Common Stock Purchase Warrant.

	10.1	Form of Securities Purchase Agreement among Xenomics, Inc. and the purchasers identified on the signature pages thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  October 18, 2007

XENOMICS, INC.

By:	/s/ Gianluigi Longinotti-Buitoni
Gianluigi Longinotti-Buitoni
Executive Chairman